UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

A previously disclosed by S&W Seed Company (the "Registrant"), the Registrant entered into a renewed credit arrangement with Wells Fargo, National Association ("Wells"), in February 2014 (the "Wells Credit Facility"). Pursuant to the Wells Credit Facility, the Registrant agreed to provide Wells with additional security in the form of a pledge of 65% of the stock of Seed Genetics International Pty Ltd, the Registrant's wholly owned subsidiary ("SGI"). SGI's stock is directly held by S&W Seed Australia Pty Ltd, another wholly subsidiary of the Registrant ("S&W Australia"). The Registrant directly holds the stock of S&W Australia. After further consideration of the matter, the Registrant and Wells determined that the pledge arrangement should instead be structured as the pledge of 65% of the stock of S&W Australia.

On July 28, 2014, in order to memorialize the pledge of S&W Australia's stock under the Wells Credit Facility, the Registrant entered into a General Pledge Agreement and a EX-IM Working Capital Guarantee General Pledge Agreement (collectively, the "Pledge Agreements"). Under the Pledge Agreements, the Registrant pledges 65% of S&W Australia's stock (the "Pledged Stock"), and the Pledged Stock secures the Registrant's ongoing obligations, including payment obligations, under the Wells Credit Facility and under any other current or future credit arrangements with Wells. The Pledge Agreements will terminate upon the performance of all obligations of the Registrant to Wells, including without limitation, the payment of all indebtedness to Wells, and the termination of all commitments of Wells to extend credit to the Registrant. Until an event of default has occurred and the Registrant has received written notice of revocation of any of the following rights, the Registrant may (i) exercise any and all voting and other rights pertaining to the Pledged Stock for any purpose not inconsistent with the terms of the Wells Credit Facility, and (ii) receive and retain any and all dividends, principal or interest paid in respect of the Pledged Stock to the extent such amounts paid are permitted under the Wells Credit Facility. Upon the occurrence of any event of default, Wells has the right to declare immediately due and payable all or any indebtedness and to terminate any commitments to make loans or otherwise extend credit to the Registrant. Wells' other remedies under the Pledge Agreements, include without limitation, the right to sell or otherwise dispose of the Pledged Stock.

The Pledge Agreements contain customary representations and warranties and covenants of the Registrant.

On July 28, 2014, the Registrant also entered into the First Amendment to Credit Agreement and the First Amendment to EX-IM Working Capital Guarantee Credit Agreement (collectively, the "Amendments"). The Credit agreements to which the Amendments relate were entered into in connection with the Wells Credit Facility and the sole purpose of the Amendments is to provide for the pledge of S&W Australia's stock instead of the stock of SGI.

The foregoing descriptions of the General Pledge Agreement, the EX-IM Working Capital Guarantee General Pledge Agreement, the First Amendment to Credit Agreement and the First Amendment to EX-IM Working Capital Guarantee Credit Agreement do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	General Pledge Agreement
10.2	EX-IM Working Capital Guarantee General Pledge Agreement
10.3	First Amendment to Credit Agreement
10.4	First Amendment to EX-IM Working Capital Guarantee Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President of Finance and Administration and Chief Financial Officer

Date: August 1, 2014

EXHIBIT INDEX

Exhibit	Description
10.1	General Pledge Agreement
10.2	EX-IM Working Capital Guarantee General Pledge Agreement
10.3	First Amendment to Credit Agreement
10.4	First Amendment to EX-IM Working Capital Guarantee Credit Agreement